EXHIBIT 10.1

Dated 31 Mar 2008

NOBLE RAYS HOLDINGS LIMITED

AND

VAST OPPORTUNITY LIMITED

TENANCY AGREEMENT

of

All that the Unit D on the 15th Floor
of
Eton Building, No. 288 Des Voeux Road Central,.Hong Kong.

THIS AGREEMENT made the	31 day of March	Two thousand and Eight

PARTIES

BETWEEN the person or persons or the Company detailed as the Landlord in Part I of the First Schedule hereto (hereinafter called "the Landlord") of the one part and the person or persons or the Company detailed as the Tenant in Part I of the First Schedule hereto (hereinafter called "the Tenant") of the other part.

WHEREBY IT IS MUTUALLY AGREED as follows:

PREMISES, TERM, RENT

1.
The Landlord shall let and the Tenant shall take ALL THOSE the premises (hereinafter referred to as "the Premises") forming part of all that building (hereinafter referred to as "the Building") which and the Building are more particularly described and set out in Part II of the First Schedule hereto TOGETHER with the use of the lifts (if any) (whenever the same shall be operating), entrances, staircases, landings and passages of the Building (so far as the same are necessary for the enjoyment of the Premises in conformity with the permitted user specified in Clause 4 (7) hereof) in common with the Landlord and any other persons entitled for the term set forth in Part III of the First Schedule hereto YIELDING AND PAYING therefor throughout the said term such rent as is set out in 'the Second Schedule hereto which sum shall be payable in advance clear of all deductions on the 1st day of each calendar month.

2.	The Tenant hereby agrees with the Landlord as follows:

PAY RENT & RATES

(1)	(a)	To pay the rent hereby reserved on the days and in the manner hereinbefore provided for payment thereof to the Landlord (or its agents authorised in writing by it) and in banknotes if so demand.

	(b)	If so required in writing by the Landlord to make such payment to any bank and account in the name of the Landlord that the Landlord may from time to time nominate.

(2)	(a)	To pay and discharge all rates taxes assessments duties charges impositions and outgoings of an annual or recurring nature now or hereafter to be assessed imposed or charged by the Government of Hong Kong or other lawful authority upon the Premises or upon the owner or occupier thereof (Government Rent and Property Tax only excepted).

	(b)	In the event of an assessment to rates in respect of the Premises shall be raised upon the Landlord direct, the Landlord shall during the month immediately preceding any quarter in respect of such rates may fall due be at liberty to debit the Tenant with the amount thereof and the same shall forthwith be paid by the Tenant to the Landlord whereupon the Landlord shall account for the same to the Government of Hong Kong.

	(c)	The Landlord shall be entitled to treat non-payment of any amount debited to the Tenant in accordance with the foregoing provision of this Clause or any part thereof in all respect as non-payment of rent under this Agreement.

GAS WATER ELECTRICITY. TELEPHONE CHARGES

(3)
To pay and discharge all charges for gas water electricity and telephone services consumed in or supplied to the Premises and as and when required to make all necessary deposit (if any) for the meters therefor.

AIR-CONDITIONING AND MANAGEMENT CHARGE

(4)
To pay and discharge the monthly Air-conditioning and Management Charges and maintenance charges (except those of a capital nature) payable in respect of the Premises under the Deed of Mutual Covenant or other deed(s) or instrument(s) of similar nature in respect of the Building.

OBSERVE ORDINANCES

(5)
To obey and comply with and to indemnify the Landlord against the breach of all ordinances regulations bye-laws rules and requirements of any Governmental or other competent authority relating to the occupation of the Premises or to any other act deed matter or thing done' permitted suffered or omitted therein or thereon by the Tenant or occupier or any employee agent licensee or visitor of the Tenant or occupier and to notify the Landlord forthwith in writing of any notice received from any statutory or public authority concerning or in respect of the Premises or any services supplied thereto.

TO MAINTAIN AND REPAIR

(6)	(a)
To maintain and keep the Premises in a good and proper workmanlike fashion and in good and tenantable condition and repair throughout the said term to the satisfaction of the Landlord (fair wear and tear excepted).

(b)
To keep all the interior of the Premises including the flooring and interior plaster or other finishes or rendering to walls floors and ceilings and the Landlord's fixtures fittings furniture and effects therein and all additions thereto and including all doors windows electrical and gas installations and wiring and piping in good clean and tenantable repair and condition and properly preserved and painted and so. to maintain the same at the expense of the Tenant and to deliver up the same to the Landlord at the expiration or sooner determination of the said term in like condition (fair wear and tear excepted).

REPLACEMENT OF WINDOWS

(7)	To reimburse to the Landlord the cost of replacing all broken and damaged windows and glass during the said term whether or not the same be broken or damaged by the negligence of the Tenant.

REPAIR OF GAS ELECTRICITY INST.ALLATIONS

(8)
To repair or replace any gas installation or piping and any electrical installation or wiring of the Tenant if the same becomes dangerous or unsafe or if so reasonably required by the Landlord or by the relevant utility company and in so doing the Tenant shall use qualified contractors and technicians for the purpose. The Tenant shall permit the Landlord or its agents to test the Tenant's gas installation or piping and electrical installation and wiring in the Premises at any reasonable time upon request being made. The Tenant shall indemnify the Landlord and hold it harmless against any cost claim damage or proceedings resulting from or attributable to any malfunction or disrepair of the gas and electrical installation or apparatus in the Premises

REPAIR OF SANITARY APPARATUS

(9)
To keep the sanitary and water apparatus in the Premises (or elsewhere if used exclusively by the Tenant) in good clean and tenantable repair and condition (fair wear and tear excepted) to the satisfaction of the Landlord and in accordance with the regulations or bye-laws of all Public Health and other Government Authorities concerned.

CLEARING OF DRAINS

(10)
To pay to the Landlord on demand all costs incurred by the Landlord in cleansing clearing repairing any of the drains pipes or sanitary or plumbing or air filtering and extracting apparatus choked or stopped up owing to the careless or improper use of neglect by the Tenant or any employee agent or licensee of the Tenant and to indemnify the Landlord against any cost claim or damage caused thereby or arising therefrom,

INDEMNIFY LANDLORD AGAINST LOSS

(11)
To be wholly responsible for and to indemnify the Landlord against any loss damage or injury caused to any .person whomsoever or any property whatsoever whether directly or indirectly through the defective or damaged condition of any part of the interior of the Premises or any fittings fixtures wiring or piping therein for the repair of which the Tenant is responsible hereunder or through or in any way owing to the spread of fire or smoke or the leakage or overflow of water including storm or rain water from the Premises or any part thereof through the act default or neglect of the Tenant his servants agents or licensees.

PROTECTION FROM TYPHOON

(12)
To take all reasonable precautions to protect the interior of the Premises against damage by storm heavy rainfall typhoon or the like and in particular to ensure that all exterior doors and windows are securely fastened upon the threat of such adverse weather conditions,

ENTRY LANDLORD

(13)
To permit the Landlord and all persons authorised by it at all reasonable times and by prior appointment to enter and view the state of repair of the Premises and to take inventories of the Landlord's fixtures fittings furniture and effects therein and to carry out any works repairs or maintenance which require to be done Provided that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if need be.

NOTICE TO REPAIR

(14)
On receipt of any notice from the Landlord or its authorised representative specifying any works or repairs which require to be done and which are the responsibility of the Tenant hereunder forthwith to put in hand and execute the same with all possible despatch and without any delay, Failure by the Tenant so to do will entitle the Landlord or its servants or agents to enter upon the Premises and forcibly if need be to carry out any such works or repairs at the sole expense of the Tenant.

INFORM LANDLORD OF DAMAGES

(15)
To give notice in writing to the Landlord or its agent of damage that may be suffered to the Premises or to persons thereupon and of any accident to or defects in the water pipes gas pipes electrical wiring or fittings fixtures or other facilities.

INFESTION

(16)	At the Tenant's expense to make all such steps and precautions to prevent the Premises or any part thereof from becoming infested by termites rats mice roaches or, any other pests or vermin.

AIR-CONDITIONING OF THE PREMISES

(17)	(a)
To keep air-conditioning fan-coil and air-conditioning system or installation (within the Premises) in good and clean condition and tenantable repair, and properly maintain the.sarne at the Tenant's expense.

(b)
To repair or replace at the Tenant's expense any air-conditioning :fan-coil unit or any other part of the air-conditioning system or installation (but not within the Premises) which is damaged or rendered defective by the misuse or negligence of the Tenant or any of the Tenant's servants, agents, licensees, occupiers or customers.

	(c)	To repair or replace at the Tenant's expense any damaged or defective air-conditioning fan-coil unit or any other part of the air-conditioning system or installation. (within the Premises) whether or not the same be damaged or rendered defective by the misuse or negligence of the Tenant or any of the Tenant's servants, agents, licensees, occupiers or customers.

DIRECTORY BOARDS

(18)	To pay or reimburse the Landlord immediately upon demand the cost of affixing repairing or replacing as necessary the Tenant's name in lettering to the directory boards (if my)at the Building.

BUILDING RULES

(19)	To obey and comply with such Building Rules as may from time to time be made or adopted by the Manager in accordance, with the Deed of Mutual Covenant relating to the Building..

SERVANTS AGENTS AND LICENSEES

(20)
To be responsible to the Landlord for the acts neglects omissions and defaults of all contractors agents licensees and visitors of the Tenant or occupier of the Premises as if they were the acts neglects omissions and defaults of the Tenant himself and for the purposes of this Agreement "licensee" shall include any person present in using or visiting the Premises with the consent of the Tenant express or implied.

YIELD UP PREMISES

(21)
To quietly yield up the Premises in a bare shell condition PROVIDED THAT the Landlord may by notice in writing require the Tenant to yield up the Premises together with all the fixtures fittings and additions therein and thereto or part thereof at the expiration or sooner determination of this Agreement in good clean and tenantable repair and condition (fair wear and tear excepted) AND thereupon to surrender to the Landlord all keys giving access to all parts of the Premises held by the Tenant.

3.	The Landlord hereby agrees with the Tenant as follows:

QUIET ENJOYMENT

(1)
That the Tenant paying the rent on the days and in the manner herein provided for payment of the same and observing and performing the terms and conditions herein contained and on the Tenant's part to be observed and performed shall peaceably hold and enjoy the Premises during the said term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

GOVERNMENT RENT

(2)	To pay the Government Rent and Property Tax payable in respect of the Premises. TO

MAINTAIN MAIN STRUCTURE

(3)
To maintain and keep or cause to be maintained and kept the main structure of the Premises and every part of the said main structure the main drains and pipes in proper and tenantable repair and condition PROVIDED that the Landlord's liability hereunder shall not be deemed to have arisen unless and until written notice of any want of repair of the same shall have been previously given by the Tenant to the Landlord and the Landlord shall have failed to take steps to repair the same after the lapse of a reasonable time.

4.	The Tenant hereby further agrees with the Landlord as follows

INSTALLATION AND ALTERATIONS

(1)	(a)
Not without the previous written consent of the Landlord to erect install or alter any fixtures partitioning or other erection or installation in the Premises or any part thereof or without the like consent to make or permit or suffer to be made installations in or additions to the electrical/gas wiring/piping and installations or to install or permit or suffer to be installed any equipment furniture apparatus or machinery which imposes a weight on any part of the flooring in excess of that for which it is designed or which requires any additional electrical/gas mains wiring/piping or which consumed electricity/gas not metered through the Tenant's separate meter.

(b)
In carrying out any approved work hereunder the Tenant shall and shall cause its servants agents contractors and workmen to cooperate fully with the Landlord and all its servants agents contractors in carrying out any work in the Building. The Tenant its servants agents contractors and workmen shall obey and comply with all instructions and directions which may be given by the Landlord or the Landlord's representative in connection with the carrying out of such work.

	(c)	In carrying out any work to the electrical/gas installation and/or wiring/piping the Tenant shall use qualified contractors and technicians.

INJURY TO MAIN WALLS

(2)
Not without the previous written consent of the Landlord to cut maim injure drill into mark or deface or permit or suffer to be cut maimed injured drilled into marked or defaced any doors windows walls beams structural members or any part of the fabric of the Premises or any part of the plumbing or Sanitary apparatus or installation included therein.

DAMAGE TO COMMON AREAS

(3)	Not to damage injure or deface any part of the fabric or decorative features of the common areas stairs and lifts of the Building including any trees plants or shrubs therein or thereabout.

NUISANCE AND ANNOYANCE

(4)
Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance to the Landlord or to the tenants or occupiers of other premises in the Building or in any adjoining or neighbouring building and it is agreed that a persistent breach by the Tenant of the terms of this Clause shall amount to a breach of this Agreement justifying the Landlord exercising its right of re-entry hereunder.

NOISE

(5)
Not to produce or permit or suffer to be produced at any time in the Premises any music or noise (including sound produced by broadcasting or any apparatus or equipment capable of producing reproducing receiving or recording sound) so as to be audible outside the Premises and it is agreed that a persistent breach by the Tenant of the terms of this Clause shall amount to a breach of this Agreement justifying the Landlord to exercise its right of re-entry hereunder.

SIGNS

(6)
Not without the previous written consent of the Landlord and the Manager of the Building to exhibit or display on or affix to the exterior of the Premises any writing sign signboard or other device whether illuminated or not nor to affix any writing sign signboard or other device in at or above any common area lobby landing or corridor of the Building, Provided always that the Tenant shall be entitled to have his name and business displayed in lettering and/or characters to a design and standard of workmanship approved by the Landlord on a signboard upon the front of the Premises. If the Tenant carries on business under a name other than his own name he shall be entitled to have that.name displayed as aforesaid but the Tenant shall not be entitled to change the business name without the previous written consent of the Landlord and without prejudice to the foregoing the Landlord may in connection with any application for Consent under this Clause require the Tenant to produce such evidence as it may think fit to show that no breach of Clause 4(12) has taken place or is about to take place.

USER

(7)
Not to used or permit of suffer the Premises or any part thereof to be used for any purpose other than as office premises for business purposes and in particular not as residential or industrial premises of any kind PROVIDED THAT the Tenant is solely responsible to obtain any licence, permit or approval of any kind from Government or other Authorities or from the Manager of the Incorporated Owners of the Building for the operation of Tenant’s business.

ILLEGAL OR IMMORAL

(8)	Not to use or permit or suffer the Premises to be used for any illegal or immoral purpose.

UNLAWFUL OR DANGEROUS GOODS

(9)
Not to keep or permit or suffer to be kept or stare in the Premises any unlawful goods or any arms ammunition gunpowder salt-petre kerosene or other explosive or combustible substance or hazardous goods.

OBSTRUCTIONS IN PASSAGES

(10)
Not to encumber or obstruct or permit or suffer to be encumbered or obstructed with any boxes packaging rubbish or other obstruction of any kind or nature any of the entrances staircases landings passages or other parts of the Building in common use and the Landlord shall be entitled without notice and at the Tenant's expense to remove and dispose of as it sees fit any such rubbish or other article or thing and the Landlord shall not thereby incur any liability to the. Tenant or any other person whomsoever and the Tenant shall indemnify the Landlord against all losses claims damages or expenses of and against the Landlord in respect thereof.

RESTRICTION ON SUBLETTING

(11)
Not to assign underlet part with the possession of or transfer the Premises or any part thereof or any interest therein nor permit or suffer any arrangement or transaction whereby any person. who is not a party to this Agreement obtains the use possession occupation or enjoyment of the Premises or any part thereof irrespective of whether any rental or other consideration is given therefor. The tenancy shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this Clause :-

(a)	In the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(b)
In the case of a tenant which is a corporation any take-over reconstruction amalgamation merger voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control hereof.

(c)
The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the Premises or any part thereof and does in fact use and occupy the same.

(d)	In the case of a tenant which is a corporation or partnership tenant the permitting of any person other than a bona fide employee employed by the Tenant to use or remain in the Premises.

(e)
In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual.

(f)	The change of the Tenant's business name without the previous written consent of the Landlord, which consent shall not be unreasonably withheld.

BREACH OF GOVERNMENT LEASE & DEED OF' MITTUAL COVENANT

(12)
Not to do or permit or suffer to be done any act deed matter or thing whatsoever which amounts to a breach of the provisions of the Deed of Mutual Covenant relating to the Building so far as the same relate to the Premises or of any of the terms and conditions under which the Premises are held from the Government and to indemnify the Landlord against any such breach

INSURANCE POLICY

(13)	(a)
To be wholly responsible for and to indemnify the Landlord against any  business therein and to effect and maintain at his sole cost and expense a policyor policies of insurance against the risks hereinbefore mentioned with areputable insurance company in such amount as the Landlord may determine and to produce to the Landlord the policy or policies and the premium receipt on request Provided Always that if the Tenant shall at any time fail to keep such insurance in force, the Landlord may do all things necessary to effect and maintain such insurance and any monies expended by the Landlord for that purpose shall be recoverable from the Tenant on demand.

	(b)	Not to cause or suffer or permit to be done any act or thing whereby the policy or policies of insurance on the Premises against damage by fire or liability to Third Parties for the time being subsisting may become void or voidable or whereby the rate of premium or premiums thereon may be increased, and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premiums thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by a breach of this Clause.

EXCLUSION OF LIABILITY OF LANDLORD

(5)		It is hereby agreed and declared that the Landlord shall not in any circumstances be liable to the Tenant occupier or any other person whomsoever:

(1)
in respect of any loss or damage to person or property or any financial loss sustained by the Tenant occupier or any such other person caused by or through or in any way owing to any defect in or breakdown of any fire and security services equipment and other facilities of the Building; or

(2)
in respect of any loss or damage to person or property or any financial loss sustained by the Tenant occupier or any such other person caused by or through or in any way owing to any failure malfunction explosion or suspension of the electricity or gas or water supply to the Building or the Premises; or

(3)	in respect of any loss or damage to person or property or any financial loss sustained by the Tenant occupier or any such other person caused by or through or in any way owing to the spread of fire or the overflow or leakage of water from anywhere within the Building or the influx of rain water or sea water into the Building or the Premises or the activity of rats or other vermin in the Building; or

(4)	for the security or safekeeping of the. Premises or any persons or contents therein, or

(5)
in respect of any loss or damage arising from or on account of any alleged nuisance or interference with the user of the Premises under Clause 4(7) hereof due to any operations being carried on in the Building or any part or parts thereof by the other owners tenants or occupiers thereof, nor shall the rent and/or the management charge abate (if any) or cease to be payable on account thereof.

6	It is hereby further expressly agreed and declared as follows:

ABATEMENT OF RENT

(1)
If the Premises or any part thereof shall be destroyed or so damaged by fire typhoon Act of God Force Majeure or other cause beyond the control of the Landlord and not attributable directly or indirectly to any act or default of the Tenant as to be rendered unfit for use and occupation the rent hereby agreed to be paid or a part thereof proportionate to the damage sustained shall cease to be payable until, the Premises shall have been restored or reinstated Provided Always that the Landlord shall be under no obligation to repair or reinstate the Premises if in its opinion it is not reasonable economical or practicable so to do and Provided Further that if the whole or substantially the whole of the Premises shall have been destroyed or rendered unfit for use and occupation and shall not have been repaired and reinstated within six months of the occurrence of the destruction or damage either party shall be entitled at any time before the same are so repaired and reinstated to terminate this Agreement by notice in writing to the other.

DEFAULT

(2)	(a)
If the rent or any part thereof shall be unpaid for fourteen (14) days after the same shall become payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to observe or perform any of the terms or conditions herein contained and on the Tenant's part to be observed and performed or if the Tenant shall become bankrupt or being a corporation shall go into liquidation or if any petition shall be filed for the winding up of the Tenant or if the Tenant shall otherwise become insolvent or make any composition or arrangement with creditors or shall suffer any execution to be levied on the Premises or otherwise on the Tenant's goods then and in any such case it shall be lawful for the Landlord at .any time thereafter to re-enter on the Premises or any part thereof in the name of the whole whereupon this Agreement shall absolutely cease and determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance of any of the terms and conditions herein contained and on the Tenant's part to be observed and performed and to the Landlord's right to deduct all loss and damage thereby incurred from the deposit paid by the Tenant in accordance with Clause 7 hereof and without prejudice to the Landlord's right of forfeiture thereof,

EXERCISE OF RIGHT

(b)
A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercise the power of re-entry herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord.

ACCEPTANCE OF RENT

(c)
Acceptance of rent by the Landlord shall not be deemed to operate as a wavier by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance of non-performance by the Tenant of any of the terms and conditions herein contained and on the Tenant's part to be observed and performed.

ACTS OF LICENSEES

(d)
For the purpose of this Agreement any act default neglect or omission of any servant agent visitor contractor or licensee (as hereinbefore defined) of the Tenant or occupier of the Premises shall be deemed to be the act default neglect or omission of the Tenant.

DISTRAINT

(e)
For the purpose of distress for rent in terms of Part Ill of the Landlord and Tenant (Consolidation) Ordinance (Cap.'7) or any statutory modification or re-enactment for the time being in force and of this Agreement the rent payable in respect of the Premises shall be and be deemed to be in arrears if not paid in advance at the time and in the manner hereinbefore provided for payment thereof.

INTEREST ON ARREARS

(f)(i)
If the Tenant shall fail to pay the rents or any other sum due under this Agreement within 14 clays of the due date whether formally demanded or not the Tenant shall pay to the Landlord interest on the rents or other sum from the date when they were due to the date on which they are paid at the rate of 2% above the best lending rate from time to time quoted by The Hong Kong and Shanghai Banking Corporation Limited and such interest shall be deemed to be rent due to the Landlord.

(ii)
Nothing in the preceding clause shall entitle the Tenant to withhold or delay any payment of the rents or any other sum due under this Agreement after the date upon which they fall clue or in any way prejudice affect or derogate from the rights of the Landlord in relation to such non-payment including (but without prejudice to the generality of the above) the proviso for reentry contained in this Agreement,

DEPOSIT

7.	(1)
The Tenant shall on the signing hereof deposit with the Landlord the sum specified in Part IV of the First Schedule hereto to secure the due observance and performance by the Tenant of the terms and conditions herein contained and on the Tenant's part to be observed and performed. The said deposit shall be retained by the Landlord throughout the said term free of any interest to the Tenant and in the event of any breach or non-observance or non-performance by the Tenant and of any of the terms or conditions aforesaid the Landlord shall be entitled to terminate this Agreement in which event the said deposit may be forfeited to the Landlord by way of liquidated damages. Notwithstanding the foregoing the Landlord may in any such event at its option elect not to terminate this Agreement but to deduct from the deposit the amount of any monetary loss incurred by the Landlord in consequence of the breach non-observance or non-performance by the Tenant in which event the Tenant shall as a condition precedent to the continuation of the tenancy deposit with the Landlord the amount so deducted and if the Tenant shall fail so to do the Landlord shall forthwith be entitled to re-enter on the Premises or any part thereof in the name of the whole and to determine this Agreement in which event the deposit may be forfeited to the Landlord as hereinbefore provided.

REPAYMENT OF DEPOSIT

(2)
Subject as aforesaid the said deposit shall be refunded to the Tenant by the Landlord without interest within fifteen (15) days after the expiration of this Agreement and the delivery of vacant possession to the Landlord or within fifteen (15) days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach non-observance or non-performance of any of the terms or conditions herein contained and on the part of the Tenant to be observed and performed whichever is the later.

LANDLORD AND TENANT LEGISLATION

8.	(1)
To the extent that the Tenant can lawfully do so, the Tenant hereby expressly agrees to deprive itself of all rights (if any) to protection against eviction or ejectment afforded by any existing or future legislation from time to time in force and applicable to the Premises to the Landlord on the expiration or sooner termination of the tenancy hereby created notwithstanding any rule or law or equity to the contrary.

CONDONATION NOT A WAIVER

(2)
No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or times of any of the Tenant's obligations herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and in no way shall considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future unless expressly so provided.

LETTING NOTICES

(3)
During the three months immediately preceding the expiration of the said term the Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require.

SERVICES OF NOTICES

(4)
Any notice required to be served hereunder shall if to be served on the Tenant be sufficiently served on the Tenant if addressed to the Tenant and sent by prepaid post to or delivered at the Premises or the Tenant's last known place of business or residence in Hong Kong and if to be served on the Landlord shall be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered at the address given in Part 1 of the First Schedule hereto or any other address which the Landlord may notify to the Tenant from time to time.

NO PREMIUM

(5)	The Tenant acknowledges that no fine premium key money or other consideration has been paid. by the Tenant to the Landlord for the grant of this tenancy.

EXCLUSION OF WARRANTIES

(6)
This Agreement sets out the full agreement reached between the parties and no other representations have been made or warranties given relating to the Landlord or the Tenant or the Building or the Premises or the permitted user of the Premises and if any such representation or warranty has been made given or implied the same is hereby waived.

GENDER

(7)	Unless the context otherwise requires words herein importing the masculine gender shall include the feminine and neuter and words herein in the singular shall include the plural and vice versa.

STAMP DUTY

(8)
Each party shall pay its own legal costs for the preparation approval and completion of this Agreement BUT the stamp duty payable on this Agreement and its counterpart shall be borne and paid by the parties hereto in equal shares.

MARGINAL NOTES

(9)
The marginal notes are intended for guidance only and do not form part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

MORTGAGEE CONSENT

9.	(1)
This Agreement shall be subject to written consent being obtained from existing Mortgagee (if any). In the event that such consent is not given as evidenced by a written letter from the existing Mortgagee this Agreement shall automatically determine and the deposit paid hereunder shall be returned to the Tenant but without interest or compensation. The Tenant shall immediately vacate the said Premises and deliver up vacant possession thereof to the Landlord and shall have no claim or right of action against the Landlord for damages or otherwise. The Landlord may deduct from the said deposit any reasonable amount for damage or loss suffered by the Landlord in connection with any breach by the Tenant of any provisions hereunder without prejudice to any right of action that the Landlord may have against the Tenant.

(2)
The existing Mortgagee, in giving consent to this Agreement, may request that certain provisions be inserted herein or that certain provisions herein contained be amended (it being understood that such provisions mainly deal with the exemption or liability on the part of the Mortgagee for the performance of the Landlord's covenants herein or for the refund . of the deposit paid hereunder at the expiration or sooner determination of the tenancy). The parties hereto shall agree to any such reasonable provisions or amendments aforesaid which the Mortgagee may request to be made hereto. In case the Mortgagee shall request the Tenant to sign any undertaking/Acknowledgement exempting the Mortgagee's liability to 'refund the said deposit paid hereunder at the expiration or sooner determination of the tenancy, the Tenant shall whenever requested by the Mortgagee sign or give such Undertaking/Acknowledgement.

ASSIGNMENT OF PREMISES

10.
In the event that the Landlord shall assign the Premises to any purchaser or Assignee during the term hereby created, the Landlord shall not be liable for the return of the deposit paid by the Tenant hereunder PROVIDED THAT the Landlord shall on completion of such assignment pay over such deposit or any balance thereof to the Purchaser or Assignee of the Premises and shall procure an acknowledgement of the amount received and also an undertaking to return the same to the Tenant on the expiration or sooner determination of the term hereby created given by the Purchaser or Assignee of the Premises.

SPECIAL CONDITIONS

11.	The parties hereto further agree that they shall respectively be bound by and 'entitled to the benefit of the Special Conditions (if any) set out in the Third Schedule hereto.

AS WITNESS whereof the parties hereto have set their hands the day and year first above written.

THE FIRST SCHEDULE ABOVE REFERRED TO
PART I

Landlord	NOBLE RAYS HOLDINGS LIMITED whose registered office is situate at Unit 3203. 32"" Floor, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong.

Tenant	VAST OPPORTUNITY LIMITED whose registered office is situate at 10/F, New York House, 60 Connaught Road Central, Central, Hong Kong.

PART II

Premises
ALL THAT UNIT D on the 15th FLOOR of ETON BUILDING ("the Building"), No. 288 Des Voeux Road Central, Hong Kong erected. on Inland Lot No, 1821, Inland Lot No.1822, The Remaining Portion of Inland Lot No. 1823, The Remaining Portion of Inland Lot No 1824, Section A of Inland Lot No, 1825 and The Remaining Portion of Inland Lot No, 1826 which Unit is shown for identification purpose and coloured Pink on the plan annexed hereto.

PART III

Term	Two (2) YEARS commencing from the 161h day of April 2008 and expiring on the 15th day of April 2010 (both days inclusive),

PART IV

Deposit	HONG KONG DOLLARS FORTY SIX THOUSAND TWO HUNDRED AND FIFTEEN ONLY (HK $46,215.00) being the deposit equivalent to Three (3) months' Rent, Air-conditioning and Management Charges.

THE SECOND SCHEDULE ABOVE REFERRED TO

1	Rent

The rent for the period from. the date of commencement of the said term to the date of expiration of the said term shall be HONG KONG DOLLARS THIRTEEN THOUSAND FOUR HUNDRED AND TIEHRTY ONLY (HM13,430.00) per calendar month payable on the 1st day of each calendar month exclusive of Rates, Air-conditioning And Management Charges and all other Tenant's outgoings.

2.	Air-Conditioning & Management Charges

HK$1,975.00 per month (subject to Clause 2(4) hereinbefore mentioned).

THE THIRD SCHEDULE ABOVE REFERRED TO

Special Condition(s) (if any)

1.
(a) The Premises is at present subject to a Mortgage in favour of Dah Sing Bank, Limited ("the Mortgagee") and this Agreement is conditional upon the written consent of the Mortgagee being obtained and in the event of the Mortgagee failing or refusing to give such consent as aforesaid this Agreement shall become null or void and both parties shall agree and enter into a deed of rescission terminating this Deed and the Tenant shall immediately vacate the Premises and all sums paid hereunder by the Tenant to the Landlord shall be forthwith returned to the Tenant without interest or compensation and the parties hereby waive all claims actions proceedings loss and damages resulted thereof if any against the other.

(b) Notwithstanding the payment of the deposit and the monthly rental (if any) by the Tenant hereunder and the Tenant's entry into possession • of the Premises no relationship of Landlord and Tenant is created hereunder unless and until the consent of the Mortgagee shall have been obtained.

2.
The Tenant shall be entitled to a rent free period of One (1) month from the 16th day of April 2008 to the 15th day of May 2008 (both days inclusive) PROVIDED THAT the Tenant shall be solely responsible to pay Rates, Air-conditioning and Management Charges and all other Tenant's outgoings during the rent free period.

3.
Upon expiration or sooner determination of the tenancy hereunder, the Tenant shall deliver vacant possession of the Premises to the Landlord in a "bare shell" condition Provided that the Tenant shall at its own costs and expenses remove all furniture, fittings, fixtures and chattels as shall be found in the Premises or only part(s) thereof as the Landlord shall in its absolute discretion think fit and direct without making any claim against the Landlord for compensation of whatever nature,

AS WITNESS the hands of the parties hereto the day and year first above written

SIGNED BY:

/S/ Noble Rays Holdings Limited

For and on behalf of the Landlord

/S/ Vast Opportunity Limited

For and on behalf of the Tenant